                   RESTATED CORPORATE JOINT VENTURE AGREEMENT


     THIS AGREEMENT is between (1) THE PRICE COMPANY, a corporation organized under the laws of the State of California, United States of America ("PRICE") and (2) PRICE VENTURE MEXICO, a corporation organized under the laws of the State of California, United States of America ("PRIMEX"), on the one hand, and
(3) CONTROLADORA COMERCIAL MEXICANA, S.A. de C.V., a corporation organized under the laws of the United Mexican States ("COMERCIAL"), on the other, and is made with reference to the following facts and other recitals:

     A. PRICE is in the business of operating membership warehouse club outlets and has substantial and valuable experience in such business. PRIMEX is or is about to become a wholly-owned subsidiary of PRICE.

     B. COMERCIAL is in the business of operating retail department stores and has substantial and valuable experience in such business.

     C. The parties hereto entered into a Corporate Joint Venture Agreement dated June 21, 1991 and amendments thereto ("Original Joint Venture Agreement").

     D. Execution of this Agreement is a condition to the Price Enterprises Transaction and is intended to take effect only upon Closing of the Price Enterprises Transaction.

     E. Upon becoming effective, this Agreement is intended to supersede and replace the Original Joint Venture Agreement in all respects.

     F. Pursuant to the Original Joint Venture Agreement, PRIMEX and COMERCIAL established Price Club de Mexico, S.A. de C.V. ("Price Club de Mexico"), of which they each own 50% of the outstanding capital stock, to engage in membership warehouse club operations in the United Mexican States. PRICE has licensed Price Club de Mexico INTER ALIA to use the service mark "Price Club" pursuant to a Service Mark License Agreement dated February 1, 1992 ("Original Service Mark Agreement").

     G. As part of the activities contemplated by the Original Joint Venture Agreement, PRIMEX and COMERCIAL also established (i) CONTROLADORA PRICE CLUB, S.A. de C.V. (the "Holding Company"), of which they each own 50% of the outstanding capital stock, and (ii) IMPORTADORA PRIMEX, S.A. de C.V. ("Importadora"), of which PRIMEX owns 49% and COMERCIAL 51% of the outstanding capital stock. The Holding Company in turn owns a number of subsidiaries, including companies which own real property upon which Warehouses operated by Price Club de Mexico are located.


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

     H. In connection with the Price Enterprises Transaction, the parties have agreed that PRICE's parent Price/Costco, Inc. ("PriceCostco") or an Affiliate will take over management of Price Club de Mexico, Importadora and the Holding Company and its subsidiaries (hereinafter sometimes collectively referred to as the "Pricemex Group"). PriceCostco is willing to do so subject to certain conditions, including without limitation the execution of this Agreement and the execution of management agreements between PriceCostco and each of Price Club de Mexico, the Holding Company and Importadora (the "Management Agreements").

     I. The parties also wish to reorganize the Pricemex Group so that the Holding Company, owned 50% each by PRIMEX and COMERCIAL, in turn owns all of the other companies in the Pricemex Group (the
          "Reorganization").

     J. "Joint Venture Companies" mean the Holding Company and, until the Reorganization occurs, also Price Club de Mexico and Importadora.

     K. "Pricemex Group Companies" mean the Joint Venture Companies and all subsidiaries of these companies.

     L. A glossary of terms used with initial capital letters and other terms defined for purposes of this Agreement is set forth in Exhibit "A" hereto.

     THEREFORE, in consideration of the foregoing and the mutual promises contained in this Agreement, the parties hereto agree as follows:


1.   PURPOSE OF THIS AGREEMENT; THE REORGANIZATION.

     1.1 PURPOSE. This Agreement is intended to govern the present and future business relationship of the parties, and to provide for the future management and operation of the Pricemex Group Companies. Those companies have been formed to engage in Mexico in the Club Business and to own and operate related real estate and related businesses.

     1.2   REORGANIZATION.

           1.2.1 Promptly following the execution of this Agreement, the parties shall cause the Reorganization to occur, so that Price Club de Mexico and Importadora are wholly owned subsidiaries of the Holding Company.

           1.2.2 The Reorganization shall be accomplished in a tax-free manner. The parties' ownership interests in the Holding

                   Company and the Holding Company's ownership interests in its subsidiaries shall not change.

           1.2.3 All costs of the Reorganization shall be borne by the Holding Company.

           1.2.4 In connection with the Reorganization, PRIMEX shall pay COMERCIAL the sum of N$1,000 as compensation for the equalization of the ownership of Importadora. (As used hereinafter, "N$" denominates currency in new Mexican pesos and "U.S.$" denominates currency in U.S. dollars.)

     1.3 AMENDED CHARTER. The parties agree that the charter (including the articles of incorporation and bylaws) of the Holding Company and of all other Pricemex Group Companies, and of any direct or indirect subsidiaries the Holding Company creates in the future, shall be substantially the same as those attached hereto as Exhibit 1.3. To the extent the charter of any company in the Pricemex Group does not now conform to Exhibit 1.3, the parties shall forthwith cause them to be amended to so conform.

     1.4 REQUIRED FILINGS. Each of the parties hereto shall make, execute, register and file, and shall cause the Holding Company and the other Pricemex Group Companies to make, execute, register and file, all charter documents, certificates, deeds, agreements and other instruments as may be necessary or appropriate for the Reorganization and the management and operation of the business of the Pricemex Group as contemplated by this Agreement.

2.   CAPITALIZATION, SHARE ISSUANCE, GUARANTIES.

     2.1   COMPOSITION OF CAPITAL STOCK.

           2.1.1 The capital stock of the Holding Company shall consist of both fixed shares and variable shares. The minimum fixed capital stock of the Holding Company without the right of withdrawal shall be N$50,000, represented by 50,000 totally subscribed shares of capital stock.

           2.1.2 Each share of capital stock of the Holding Company and (pending the Reorganization) of Price Club de Mexico and Importadora (the "Shares") will each have one vote and shall otherwise be alike in all respects, and the holders thereof shall be entitled, in proportion to their respective holdings of such Shares, to identical ownership rights and privileges, except as otherwise provided herein or in the Articles of Incorporation and Bylaws of such companies.

     2.2 OWNERSHIP OF SHARES. The current ownership of the Shares of the Joint Venture Companies is as set forth in Exhibit 2.2.

     2.3 CASH PAYMENTS. All payments for Shares hereunder shall be in cash, unless in-kind payments are agreed upon by COMERCIAL and PRIMEX.

     2.4 PREEMPTIVE RIGHTS TO ACQUIRE NEW SHARES. If the capital stock of any company in the Pricemex Group is increased by contribution of new capital, the stockholders of such company shall have preemptive rights to subscribe for any new shares; provided such rights will not exist when new Shares are issued under Section 2.6.2 below.

     2.5   ADDITIONAL CAPITAL CONTRIBUTIONS.

           2.5.1 The parties shall make additional capital contributions and/or loans to any of the Joint Venture Companies in the amounts and at the times decided by the shareholders.

           2.5.2 The Shareholders of Price Club de Mexico have decided and agreed and they shall make additional capital contributions in the aggregate amount of U.S. $45,000,000 (respectively U.S. $22,500,000 from PRIMEX and U.S. $22,500,000 from
                   COMERCIAL), in the time and manner specified in the initial plan in Exhibit 3.11.

     2.6 FAILURE TO MAKE ADDITIONAL CAPITAL CONTRIBUTIONS. In the event that either PRIMEX or COMERCIAL (the "Non-Contributing Party") fails to make or advance all or any portion of an additional capital contribution such party is required to make under Section 2.5 ("Delinquent Advance"), such party shall be in breach of its obligations hereunder and, provided that the other party (the "Contributing Party") has advanced the full amount that the Contributing Party was obligated to make, the Contributing Party shall have the following remedies exercisable by written notice within thirty (30) Days following the date of delinquency:

           2.6.1 The Contributing Party may give notice of an election to invoke immediately the Buy-Out provisions of Section 8.3 hereof ("Buy-Out Notice") and Section 8.3 shall then apply, or

           2.6.2 The Contributing Party may advance to the company in cash an amount equal to the Delinquent Advance, and treat the advance either as (i) a capital contribution for stock, in which event such party shall be issued additional Shares in the company at the subscription value determined at the time the additional capital contribution was decided (or, if no subscription value was so determined, at the par value), or
                   (ii) a loan to the company, in which event the loan shall be repayable upon demand and shall bear interest, in the case of a loan by COMERCIAL at its Specified Borrowing Rate plus two percent (2%), or in the case of a loan by PRIMEX at the then current borrowing rate of PriceCostco from its principal lender plus two percent (2%).


     2.7   LOANS, CREDITS AND GUARANTIES.

           2.7.1 All loans or credits required by any of the Pricemex Group Companies shall be structured to be financeable solely to such company and, if possible, on a non-recourse basis.

           2.7.2 Neither PRICE nor COMERCIAL shall be required to provide leasing, mortgage or other guaranties in favor of third-party creditors of such company.

           2.7.3 However, if approved in writing by both PRICE and COMERCIAL, such guaranties shall be provided in the same proportion
                   (1) as to PRICE, in which PRIMEX owns the fixed and variable capital of the Holding Company and (2) as to COMERCIAL, in which COMERCIAL owns the fixed and variable capital of the Holding Company, and shall not terminate without the written agreement of PRICE and COMERCIAL.

     2.8 FAILURE TO PROVIDE OR MAINTAIN GUARANTIES. If either party fails to provide or to maintain a guaranty as required by Section 2.7.3 and the other party has provided or maintained such a guaranty, the other party may give notice of an election to invoke immediately the Buy-Out provisions of Section 8.3 hereof ("Buy-Out Notice") and Section
           8.3 shall then apply.

     2.9   NON-TRANSFERABILITY OF SHARES.

           2.9.1 Neither COMERCIAL nor PRIMEX shall voluntarily sell, transfer, assign, pledge or otherwise dispose of all or any portion of its Shares in any of the Joint Venture Companies, or permit or cause the transfer of any capital stock of any of the Pricemex Group Companies, without the prior approval of the company's Board of Directors under Section 4.3.5 below, except (1) to a wholly-owned subsidiary of PriceCostco or of COMERCIAL, as the case may be, that has assumed and agreed to be bound by the provisions of this Agreement by an assumption agreement in form and substance satisfactory to the other party, or (2) in connection with a "Buy-Out" pursuant to Section 8.3 hereof.

           2.9.2 If a party violates or attempts to violate Section 2.9.1, the other party may give notice of an election to invoke immediately the Buy-Out provisions of Section 8.3 hereof ("Buy-Out Notice") and Section 8.3 shall then apply.

     2.10 OTHER REMEDIES. The exercise by any party of any remedy provided in Sections 2.6, 2.8 or 2.9 shall be cumulative and in addition to any other remedy available to the company or to such party, such as in an arbitration under Section 12.8 hereof.

     2.11 AMENDMENT TO CAPITALIZATION. If PRIMEX and COMERCIAL mutually agree to sell any Shares to the public, as a precondition to any such sale, PRIMEX and COMERCIAL shall agree on such amendments to the capitalization of the Holding Company as may be necessary or desirable.

     2.12 GOVERNMENTAL CONSENTS. The Joint Venture Companies and the parties hereto shall file such notices and shall obtain, or cause to be obtained, any permits, consents, approvals, authorizations, qualifications or registrations required by any governmental authority (whether in the United States of America or in the United Mexican States) to issue any Shares and/or Capital Notes to COMERCIAL or PRIMEX.

     2.13 SECURITIES LAW MATTERS. The Joint Venture Companies and the parties hereto shall make, or cause to be made, to one another or to third parties, any filings, notices or representations required for any Shares and/or Capital Notes issued by any of the Joint Venture Companies to comply with applicable securities laws.

     2.14 NOTICES AND LEGENDS. The certificates representing the Shares and the Capital Notes shall bear a legend reflecting the restrictions on transfer provided for in Section 2.9.1 above as well as any other notices or written legends required by applicable securities laws or by the charters of the Pricemex Group Companies.

     2.15 SHAREHOLDER ADVANCES. A party may make a voluntary advance to any of the Joint Venture Companies at any time, but solely to the fund working capital needs of the company's operations incurred in the ordinary course of business. Such advance will be made in U.S. Dollars and treated as a loan, and it will earn interest at the applicable rate provided under Section 2.6.2(ii).

3.   OPERATIONS.

     3.1 MANNER OF OPERATION. The Holding Company, Price Club de Mexico, and each other company in the Pricemex Group shall be operated in accordance with the Management Agreements and the objectives of the Business Plan.

     3.2 LOCATION OF PRINCIPAL OFFICE. The principal office of the Holding Company and of Price Club de Mexico shall be located in Mexico City, D.F., Mexico or its greater metropolitan area. Other offices of the Pricemex Group Companies shall be located at such places as the Board of Directors or Executive Committee shall determine.

     3.3 MANAGEMENT AGREEMENTS. Contemporaneously with the Effective Date of this Agreement, the parties will cause Price Club de Mexico, the Holding Company and Importadora to enter into the Management Agreements in form the same as that attached hereto as Exhibit 3.3. At the request of PRICE, the parties shall cause any other company in the Pricemex Group also to enter into a Management Agreement.

     3.4   ACCOUNTING.

           3.4.1 If and to the extent required by Mexican law, the fiscal year of the Pricemex Group Companies will begin on January 1 and end on December 31 of each calendar year.

           3.4.2 The Pricemex Group Companies shall also keep accounts by a fiscal year that begins on the Monday nearest September 1 of each year, and by successive accounting periods of four weeks beginning with the first Day of each such fiscal year.

           3.4.3 The accounting methods and systems employed by each of the companies shall conform to generally accepted accounting principles in the United Mexican States as customarily employed by corporations of a similar nature, but the Joint Venture Companies shall cause to be prepared and delivered to PRICE, at no cost to PRICE, (i) regular periodic financial statements of each company in the Pricemex Group prepared in accordance with those generally accepted accounting principles then currently employed by PRICE in the United States of America, in such form and detail, and certified if so requested, as may be required by the independent certified accountants of PRICE, and
                   (ii) documents and information necessary to prepare U.S. income tax filings and returns during the term of this Agreement and for a period of three years thereafter.

     3.5 PAYMENT OF EXPENSES. All expenses of the business and operations of the Joint Venture Companies shall be paid out of the capital or earnings of the company concerned or their subsidiaries and shall not be the responsibility of the parties hereto.

     3.6 INSURANCE. Each of the Pricemex Group Companies shall maintain in force policies of insurance, insuring its assets and business against such losses and risks in such amounts as its Board of Directors or Executive Committee shall determine and in accordance with the laws of the United Mexican States.

     3.7 LAREDO CLOSURE. The parties shall promptly cause Price Club de Mexico to pay or reimburse PRICE all of the costs and expenses incurred in closing PRICE's distribution facility located at Laredo, Texas, including, but not be limited to, lease payments (rent and common areas), utility payments, employee severance, and all other costs arising from such termination and wind-up.

     3.8 MANAGEMENT PERSONNEL BUDGET. The budget of Price Club de Mexico for Management Personnel to be provided under its Management Agreement shall be U.S. $1,500,000 per calendar year, or such greater amount approved under Section 4 below.

     3.9 RECONCILIATION OF ACCOUNTS. The parties agree that the accounts and balances of all Indebtedness of each of the Pricemex Group Companies to COMERCIAL, PRIMEX, PRICE and each of its Affiliates, and Price Enterprises, Inc. are accurately stated, accounted for and reconciled in Exhibit 3.9 hereof. The parties shall cause all such accounts and balances to be accurately stated, accounted for and reconciled at the end of each month hereafter. The existing letter of credit in favor of Price Enterprises, Inc. shall be reissued in favor of PRICE and extended through May 31, 1995.

     3.10 PURCHASE COMMITMENTS. The parties agree that Exhibit 3.10 hereof sets forth an accurate listing of merchandise that has been ordered by Price Club de Mexico from PRICE or its Affiliates, and of Price Club de Mexico's commitment to purchase and pay for such merchandise, subject to any merchandise having been delivered under the applicable terms of sale.

     3.11  BUSINESS PLAN.

           3.11.1 The parties hereby agree to the Business Plan, which shall consist of the initial plan set forth in Exhibit 3.11 hereof, the additional capital contributions established under
                   Section 2.5.2 above, and the other matters set forth in Sections 3.7, 3.8, 3.9, and 3.10 above.

           3.11.2 The General Director will communicate to the Board of Directors of Price Club de Mexico no later than March 31, 1995 a more detailed plan which, if adopted by the Board of Directors, will become part of, or modify, the Business Plan.

     3.12 INITIAL AUDITORS. The external auditors, shall be a major international accounting firm with offices in Mexico City. The parties agree that the initial external auditors shall be Arthur Andersen & Co. (whose current member in Mexico City is Ruiz, Urquiza y Cia., S.C.)

     3.13 COMISARIOS. PRIMEX and COMERCIAL shall each be entitled respectively to appoint one examiner (comisario), or may for any period agree to appoint the other party's examiner.

4.   MANAGEMENT.

     4.1   BOARD OF DIRECTORS.

           4.1.1 Subject to the Management Agreements, the Holding Company and Price Club de Mexico shall each be managed by a six member Board of Directors, three of whom shall be designated by COMERCIAL and three of whom shall be designated by PRIMEX. The parties may mutually agree to name alternates.

           4.1.2 The other Pricemex Group Companies shall each have a six member Board of Directors, consisting of the same members as the Board of Directors of the Holding Company. As used herein, unless the context otherwise so requires, "Board of Directors" refers to the Board of Directors of such company in the Pricemex Group as is involved in the matter in question.

           4.1.3 At each meeting of shareholders held for the purpose of electing members to the Board of Directors, COMERCIAL and PRIMEX shall vote their shares to ensure such designees shall be elected.


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

           4.1.4 The Chairman of the Board of Directors of the Holding Company and of Price Club de Mexico shall always be chosen from among the directors designated by COMERCIAL, but the Chairman shall not have a tie-breaking vote. The Secretary shall always be chosen from among the directors designated by PRIMEX.

           4.1.5 The Board of Directors of the Holding Company and Price Club de Mexico shall meet not less than quarterly. The powers and duties, indemnification and other terms and conditions of Board membership shall be as set forth in the charters of the Pricemex Group Companies.

     4.2 BOARD QUORUM & VOTING. No meeting of any Board of Directors of the Pricemex Group Companies shall occur unless four directors are present and unless at least two of the directors designated by PRIMEX and at least two of the directors designated by COMERCIAL are present. All decisions of the Board of Directors of any company in the Pricemex Group shall require the affirmative majority vote of the entire Board of Directors (at least four directors).

     4.3 MATTERS REQUIRING SPECIAL CONSENT. Each Board of Directors shall delegate its authority (i) to the officers who are Management Personnel under the Management Agreements as provided in Section 4.5 below, and (ii) to an Executive Committee as provided in Section 4.4 below, except for the following matters which shall be decided by the full Board of Directors:

           4.3.1 BUSINESS PLAN, BUDGETS. The approval of revisions and modifications to the Business Plan, including operating and capital budgets. In order that operations may continue, if there is no agreement on any budget as a whole, the items that can be agreed upon within the budget may be approved, but for those items upon which there is no agreement, the previous budget for those items shall continue until approved under this Agreement.

           4.3.2 UNBUDGETED OBLIGATIONS. If not provided for in the Business Plan, the approval of any contract, expenditure, loan, credit, indebtedness, guaranty, or acquisition or disposition of real estate, interests in real estate or other fixed assets (hereinafter an "Obligation"), (i) that will result in a specific liability or expense in excess of U.S. $2,000,000 or its equivalent, or (ii) that the Executive Committee has authority to approve, but has not approved, under Section 4.5 below.


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

           4.3.3 MANAGEMENT AGREEMENT CHANGES. The rescission, termination, modification or amendment of any of the Management Agreements or the removal or replacement of any of the Management Personnel (it being understood and agreed that PriceCostco or its assignee may replace or rotate Management Personnel from time to time or any time pursuant to the terms of the Management Agreements as it deems appropriate).

           4.3.4 OFFICER ELECTIONS. Subject to Section 4.5.1 below, the election and removal of officers.

           4.3.5 SHARE TRANSFERS. The transfer of any Shares of any of the Joint Venture Companies, except (1) to a wholly-owned subsidiary of PriceCostco or of COMERCIAL, as the case may be, that has assumed and agreed to be bound by the provisions of this Agreement by an assumption agreement in form and substance satisfactory to the other party, or (2) in connection with a "Buy-Out" pursuant to Section 8.3 hereof.

           4.3.6 AUDITORS. The appointment of new external auditors or removal of the existing auditors.

           4.3.7 OTHER MATTERS. The approval of any other matter referred to the Board of Directors by the Executive Committee.

     4.4   EXECUTIVE COMMITTEES.

           4.4.1 The Boards of Directors of the Pricemex Group Companies shall each delegate the authority described below to an Executive Committee to be composed of the chief executive officer of COMERCIAL and the chief executive officer of PRIMEX.

           4.4.2 If not provided for in the Business Plan, the Executive Committee shall have full authority to approve any Obligation that will result in a specific liability or expense in excess of U.S. $250,000 or its equivalent but not greater than U.S. $2,000,000 or its equivalent.

           4.4.3 The Executive Committees shall have full authority to take any other actions which the Board of Directors would otherwise have authority to take (other than those matters described in Section 4.3 hereof).

           4.4.4 The authority delegated to each Executive Committee shall be exercised by the affirmative vote of both of its members.

     4.5   OFFICERS.

           4.5.1 At each meeting of the Board or Directors of any of the Pricemex Group Companies at which officers are elected, the parties shall cause their designees on the Board of Directors to vote for the Management Personnel provided under the Management Agreements and, thus, to elect these persons to the positions for which they have been designated by PriceCostco.

           4.5.2 Officers who are Management Personnel under the Management Agreements shall have authority to undertake and enter into any Obligation (i) that is provided for in the Business Plan,
                   (ii) that has been approved by the Board of Directors or Executive Committee, or (iii) that will result in a specific liability or expense that is no greater than U.S.$250,000 or its equivalent. They shall also be given Powers of Attorney in the form of Exhibit 4.5.

     4.6 SHAREHOLDER MEETINGS. Ordinary shareholder meetings of any company in the Pricemex Group shall deal only with the matters mentioned in
           Article 181 of the General Corporation Law of Mexico. Extraordinary shareholder meetings shall deal with all other matters to be considered by the shareholders. The affirmative vote of at least sixty percent (60%) of the total capital stock of such company shall be required for action by the shareholders at an extraordinary shareholders meeting.

     4.7 CORPORATE RESOLUTIONS. To give effect to the purposes of the Management Agreements and this Agreement, the parties shall promptly cause shareholder resolutions and Board of Directors resolutions in a form substantially the same as set forth in Exhibit 4.7 to be adopted respectively by the shareholders and Boards of Directors of the Pricemex Group Companies designated in Exhibit 4.7.

     4.8 ACCESS TO INFORMATION. The officers of each company in the Pricemex Group shall keep its Board of Directors or Executive Committee (as applicable) informed of the material financial, business, marketing and other general information necessary for the Board of Directors or Executive Committee to fulfill their responsibilities and duties.

     4.9 AUDITS. Each of PRIMEX and COMERCIAL shall have the right, at its own expense, to have an independent audit of the financial condition of any company in the Primex Group performed by auditors of its own selection at any time during the term of this Agreement and for a period of three years thereafter.

     4.10 WEEKLY MEETINGS. PRICE will cause the General Director to meet upon request once per week with COMERCIAL's chief executive officer in a meeting at a mutually convenient time and place.

     4.11  STATEMENTS TO PUBLIC OR GOVERNMENT.

           4.11.1 PRIMEX will cause the General Director to consult with COMERCIAL's chief executive officer before Price Club de Mexico issues any statement to the public or to the Government of the United Mexican States or other governmental entity.

           4.11.2 The parties will use reasonable efforts under the circumstances to advise each other in advance of public statements (but not including filings that must be promptly made under applicable securities laws) that relate to Price Club de Mexico and to provide copies of such statements after they are issued.

     4.12 SERVICE MARK AGREEMENT. Contemporaneously with the Effective Date of this Agreement, the parties will cause Price Club de Mexico to enter into a Restated Service Mark License Agreement in the form of
           Exhibit 4.12, to replace and supersede the Original Service Mark Agreement.

     4.13 TRAINING OF EMPLOYEES. PRICE and COMERCIAL will jointly and cooperatively train employees of Price Club de Mexico (1) in the conduct of membership warehouse club operations and (2) in the discharge of that Company's administrative, financial, marketing and related needs. Any training will first be determined by the Management Personnel under the Management Agreements. Price Club de Mexico will reimburse PRICE and COMERCIAL for the expenses associated with such training pursuant to jointly approved employee training budgets and supporting documentation. Such expenses shall include, without limitation, all withholding taxes required to be paid in the U.S.A. and the United Mexican States.

     4.14  PURCHASE OF MERCHANDISE.

           4.14.1 If merchandise is purchased from PRICE or COMERCIAL, the purchase price and related overhead expenses will be set forth in invoices or other written documents agreed upon between Price Club de Mexico and PRICE or COMERCIAL, as the case may be, in advance.

           4.14.2 Contemporaneously with the Effective Date of this Agreement, the parties will cause Price Club de Mexico to enter into a Merchandise Sourcing Agreement in the form of Exhibit 4.14 under which PRICE and its Affiliate will act as purchasing agent for, and thereby supply merchandise to, Price Club de Mexico.

           4.14.3 The inventory purchase prices payable by Price Club de Mexico to COMERCIAL will be COMERCIAL's direct costs which shall be
                   (1) the F.O.B. factory cost (less all discounts and rebates) and (2) the Buying Services Costs (as defined in the Merchandise Sourcing Agreement) incurred by COMERCIAL on the transaction.

     4.15 REAL ESTATE SUBDIVISION AGREEMENT. Contemporaneously with the Effective Date of this Agreement, COMERCIAL and certain subsidiaries of the Holding Company will enter into an agreement, in the form of
           Exhibit 4.15, to subdivide real estate jointly owned by COMERCIAL and those subsidiaries. The parties will use best efforts to effect promptly those subdivisions.

     4.16 OTHER AGREEMENTS. Other agreements between any of the Pricemex Group Companies and PRICE, PRIMEX or any their Affiliates ("Prior Agreements") that are listed in Exhibit 4.16 hereof will remain in effect after the date of this Agreement. Any Prior Agreements not listed in Exhibit 4.16 are hereby terminated.

5. REPRESENTATIONS AND WARRANTIES OF PRICE AND PRIMEX. PRICE and PRIMEX hereby represent and warrant to COMERCIAL that:

     5.1 ORGANIZATION AND STANDING. Each of PRICE and PRIMEX is a corporation organized, existing and in good standing under the laws of the State of California with the requisite power to enter this Agreement and to fulfill its obligations hereunder; and PriceCostco is the parent company of PRICE and is a corporation organized, existing and in good standing under the laws of the State of Delaware.

     5.2 AUTHORITY. Each of PRICE and PRIMEX has the right, power and authority to execute, deliver and perform this Agreement and has taken all required corporate action to approve this Agreement. Subject to Section 13 below, this Agreement constitutes a valid and binding obligation of each of PRICE and PRIMEX enforceable in accordance with its terms, except to the extent that enforcement may be subject to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

     5.3 ABSENCE OF CONFLICTS. Entering this Agreement and performing all of their obligations hereunder does not (1) violate or conflict with the Articles of Incorporation or Bylaws of PRICE or PRIMEX or any agreement or instrument binding on either of them, (2) violate or conflict with any law, rule, judgment, order or the like applicable to PRICE or PRIMEX, or (3) require the consent or approval of any other person or entity.

     5.4 PENDING PROCEEDINGS. There is no dispute, investigation, litigation or other proceeding pending or overtly threatened against PRICE or PRIMEX which, if unfavorably concluded, would adversely affect the ability of either of them to enter this Agreement or to fulfill its obligations hereunder.

6. REPRESENTATIONS AND WARRANTIES OF COMERCIAL. COMERCIAL hereby represents and warrants to PRICE and PRIMEX that:

     6.1 ORGANIZATION AND STANDING. COMERCIAL is a corporation duly organized, existing and in good standing under the laws of the United Mexican States with the requisite power to enter this Agreement and to fulfill its obligations hereunder.

     6.2 AUTHORITY. COMERCIAL has the right, power and authority to execute, deliver and perform this Agreement and has taken all required corporate action to approve this Agreement. Subject to Section 13 below, this Agreement constitutes a valid and binding obligation of COMERCIAL enforceable in accordance with its terms, except to the extent that enforcement may be subject to bankruptcy, insolvency, and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

     6.3 ABSENCE OF CONFLICTS. Entering this Agreement and performing all of its obligations hereunder does not (1) violate or conflict with the charter of COMERCIAL or any agreement or instrument binding on it,
           (2) violate or conflict with any law, rule, judgment, order or the like applicable to COMERCIAL, or (3) require the consent or approval of any other person or entity.

     6.4 PENDING PROCEEDINGS. There is no dispute, investigation, litigation or other proceeding pending or overtly threatened against COMERCIAL which, if unfavorably concluded, would adversely affect the ability of COMERCIAL to enter this Agreement or to fulfill its obligations hereunder.

     6.5 INFORMATION ABOUT PRICEMEX GROUP. All information concerning the Pricemex Group Companies as stated in Exhibit 6.5 hereof is accurate, true and correct. COMERCIAL will provide to PRICE on the Effective Date, a certificate signed by COMERCIAL's chief executive officer, certifying the accuracy of this information.

7.   NON-COMPETITION AND OTHER COVENANTS.

     7.1 NONCOMPETE BY COMERCIAL. Without the prior written approval of PRICE, during the term of this Agreement (and, if it is a defaulting party under Sections 8.2 and 9.4, for a period of five years thereafter), neither COMERCIAL nor any of its Affiliates shall directly or indirectly, in Mexico or in the United States of America or elsewhere, other than by way of their interest in the Joint Venture Companies,

           7.1.1 own, operate, manage, license or assist, any Club Business or company that engages in a Club Business, or

           7.1.2 engage in any business with any of the Specified Companies (except non-continuous purchases of goods where it has a reasonable basis to believe the goods are being sold by a Specified Company below cost).

     7.2 NONCOMPETE BY PRICE. Without the prior written approval of COMERCIAL, during the term of this Agreement (and, if it is a defaulting party under Sections 8.2 and 9.4, for a period of five years thereafter), neither PRICE nor any of its Affiliates shall directly or indirectly, in Mexico, other than by way of their interest in the Joint Venture Companies,

           7.2.1 own, operate, manage, license or assist any Club Business or company that engages in a Club Business, or

           7.2.2 engage in any business with any of the Specified Companies (except non-continuous purchases of goods where it has a reasonable basis to believe the goods are being sold by a Specified Company below cost).

     7.3 BEST EFFORTS. The parties shall use best efforts to carry out the terms and purposes of this Agreement and the Management Agreements.

     7.4 COOPERATION. PRIMEX and COMERCIAL shall cooperate with each other and shall cause their employees to cooperate to support the businesses and operations of the Pricemex Group Companies.

     7.5 TAX REIMBURSEMENT. The parties will cause the Pricemex Group Companies to indemnify and hold harmless PRICE and its Affiliates from, and reimburse PRICE and its Affiliates and COMERCIAL and its Affiliates respectively for, all Liabilities in connection with any determination by tax authorities in the United States of America or in the United Mexican States (i) that any amount paid for merchandise, services, technical assistance or intellectual property rights under this Agreement or the Associated Agreements is insufficient under applicable "transfer pricing" laws and regulations, or (ii) that PRICE or its Affiliates or COMERCIAL and its Affiliates have a tax liability with respect to this Agreement, the Associated Agreements or their subject matter other than from the amounts actually paid.

8.   DEADLOCK, DEFAULT, & BUY-OUT.

     8.1   DEADLOCK OF SHAREHOLDERS OR DIRECTORS.

           8.1.1 DEADLOCK NOTICE. If at any time after December 31, 1996, the shareholders or Board of Directors of any of the Primex Group Companies become (or remain) deadlocked over or, because of a lack of a quorum or a required majority, are unable to act or agree upon any matter including any inability to agree on additional capital requirements or the provisions of guaranties for such company (a "Deadlock"), any party may give a notice of deadlock to the other parties ("Deadlock Notice").

           8.1.2 CONSULTATION PERIOD. Within sixty (60) Days after any Deadlock Notice is given ("Consultation Period"), the chief executive officers of PRICE and of COMERCIAL shall meet personally and attempt to resolve the Deadlock, and any resolution shall be set forth in a written agreement among the parties.

           8.1.3 MEDIATION PERIOD. If the Deadlock is not resolved by a written agreement during the Consultation Period, then within the immediately following sixty (60) Days ("Mediation Period") the parties will attempt to have the Deadlock resolved by non-binding mediation under Section 8.5 below.

           8.1.4 BUY-OUT NOTICE. If the Deadlock is not resolved by a written agreement during the Consultation Period and Mediation Period, either may give notice of an election to invoke the Buy-Out provisions of Section 8.3 hereof ("Buy-Out Notice") and Section 8.3 shall apply.

           8.1.5 PRE-1997 DEADLOCKS. If any Deadlock exists on or before December 31, 1996, the parties shall continue to operate the Pricemex Group Companies in accordance with all matters that have been agreed upon including this Agreement, the Management Agreements and the Business Plan.

     8.2   DEFAULT AND INSOLVENCY.

           8.2.1 DEFAULT NOTICE. Upon a Default either by PRICE or PRIMEX or by COMERCIAL (the "Defaulting Party"), the other party may give written notice of the Default ("Default Notice") to the Defaulting Party specifying the Default. The Default Notice shall be given within a reasonable time (but in any event within 90 Days) after discovery of the Default.

           8.2.2 CONSULTATION PERIOD. Within sixty (60) Days after any Default Notice is given ("Consultation Period"), the chief executive officers of PRICE and of COMERCIAL shall meet personally and attempt to resolve the Default, and any resolution shall be set forth in a written agreement among the parties.

           8.2.3 MEDIATION PERIOD. If the Deadlock is not resolved by a written agreement during the Consultation Period, then within the immediately following sixty (60) Days ("Mediation Period") the parties will attempt to have the Deadlock resolved by non-binding mediation under Section 8.5 below

           8.2.4 BUY-OUT NOTICE. If the Default (i) is not resolved by a written agreement during the Consultation Period and Mediation Period and (ii) is not cured within 90 Days of the Default Notice, the non-defaulting party may give notice of an election to invoke the Buy-Out provisions of Section 8.3 hereof ("Buy-Out Notice") and Section 8.3 shall apply.

           8.2.5 ARBITRATION REMEDY. Either party may in any case seek a remedy by arbitration under Section 12.8 below. Any bona fide dispute between the parties over the existence or nature of a Default or the cure thereof shall be resolved pursuant to the terms of Section 12.8.

           8.2.6 INSOLVENCY NOTICE. If a party is insolvent, has been declared bankrupt, has had a receiver or trustee appointed to manage its assets or affairs, or is the subject of a petition for insolvency or bankruptcy that has not been discharged within sixty (60) Days of its filing ("Insolvent Party"), any other party may give the Insolvent Party written notice thereof and elect to invoke the Buy-Out provisions of
                   Section 8.3 hereof ("Insolvency Notice") and Section 8.3 shall apply.

     8.3   BUY-OUT.

           8.3.1 DETERMINE FMV. In the event of a Buy-Out Notice under Sections 2.6.1, 2.8, 2.9, 8.1.4, 8.2.4 or 8.8, or an
                   Insolvency Notice under Section 8.2.6 above, the Fair Market Value of the Pricemex Group Companies as of the date the Buy-Out Notice is given shall be determined under Section 8.4 below.

           8.3.2 PRIMEX ELECTION. PRIMEX shall then have thirty (30) Days from the date upon which the Fair Market Value shall have been determined in which to elect (for itself or an Affiliate), by written notice, to purchase all of the Shares of COMERCIAL in the Joint Venture Companies for a price equal to one hundred percent (100%) of the Fair Market Value multiplied by COMERCIAL's percentage ownership of the Shares of the Holding Company.

           8.3.3   COMERCIAL ELECTION.  If within the 30-Day period described in
                   Section 8.3.2 PRIMEX has not elected to purchase COMERCIAL's Shares, COMERCIAL shall thereupon have a further thirty (30) Days in which to elect (for itself or an Affiliate), by written notice, to purchase all of the Shares of PRIMEX in the Joint Venture Companies for a price equal to one hundred percent (100%) of the Fair Market Value multiplied by PRIMEX's percentage ownership of the Shares of the Holding Company.

           8.3.4 ADJUSTMENT OF FMV. If no election has been made under Sections 8.3.2 or 8.3.3 above, then, immediately upon expiration of the 30-Day period described in Section 8.3.3, the Fair Market Value shall become an amount that is ninety percent (90%) of the previous Fair Market Value, and the procedures of Sections 8.3.2, 8.3.3 and this 8.3.4 will continue to be repeated in sequence until an election is made under Section 8.3.2 or Section 8.3.3.

           8.3.5 PURCHASE TERMS. Once an election is made under Section 8.3.2 or Section 8.3.3, then (i) the parties shall promptly perform all acts required of them and use their best efforts to cause third parties to perform all acts required to enable the purchaser to consummate forthwith its purchase of the Shares (the "Required Acts"), and (ii) the purchaser shall pay the purchase price in cash and in U.S. Dollars within 120 Days after the date of the election or within twenty (20) Days after completion of the Required Acts, whichever occurs earlier.

     8.4   FAIR MARKET VALUE.

           8.4.1 PROPOSED & AGREED VALUES. Within thirty (30) Days after any Buy-Out Notice is given under Section 8.1 or Section 8.2 above, the parties shall communicate to each other by written notice a proposed fair market value in U.S. dollars (the "Proposed Value") and attempt to arrive at an agreed Fair Market Value in U.S. dollars for the Pricemex Group Companies. Any such agreed-upon value, when approved in writing by the parties, shall be deemed to be the Fair Market Value.

           8.4.2 APPRAISER DETERMINES FMV. If no such agreement has been reached within the 30-Day period described in Section 8.4.1, then the Fair Market Value in U.S. dollars shall be determined in writing by an independent appraiser.

           8.4.3 SELECTION OF APPRAISER. The Holding Company's external auditors shall serve as the appraiser or, if unwilling to do so, appoint the appraiser or, if no appraiser has been appointed within sixty (60) Days after the Buy-Out Notice is given, the President of Mexico's Association of Charted Accountants or other authority agreed on in writing by the parties shall at request of any party appoint the appraiser. The appraiser shall in all cases be a member of a major international accounting firm with offices in Mexico City.

           8.4.4 COST. The fees and expenses of the appraiser shall be borne equally by the parties.

           8.4.5 BASIS OF APPRAISAL. The appraiser is to make his or her own determination in writing of the fair market value in U.S. dollars of the Shares of the Joint Venture Companies, based on what an arm's length purchaser would pay for the Shares taking into account the going concern value of the Pricemex Group Companies (if still carrying on business).

           8.4.6 ASSISTANCE. The parties shall give all reasonable assistance to the appraiser, and require the officers, directors and auditors of the Pricemex Group Companies to give such assistance. The parties may make written representations to the appraiser, but the appraiser will not be obligated to agree with them.

           8.4.7 APPRAISED VALUE. Within sixty (60) Days after the appointment of the appraiser (or as soon thereafter as it can be accomplished), the appraiser shall submit to the parties the fair market value as determined by the appraiser (the "Appraised Value") together with a copy of a written appraisal report prepared by such appraiser with respect to such value.

           8.4.8 USE OF PROPOSED OR APPRAISED VALUE. If the Appraised Value is higher than the higher of either party's Proposed Value or lower than the lower of either party's Proposed Value (or, if only one Proposed Value was timely communicated, that Proposed Value), then the nearest Proposed Value shall be the Fair Market Value. Otherwise, the Appraised Value determined by the appraiser shall be the Fair Market Value.

           8.4.9 DATE FMV DETERMINED. The Fair Market Value shall be deemed determined on (i) the date of any written approval of an agreed Fair Market Value under Section 8.4.1, or (ii) the date the written appraisal report prepared by the appraiser under Section 8.4.7 is given to the last party to receive it, or (iii) if the Fair Market Value has been reduced under
                   Section 8.3.4, the time described in Section 8.3.4.

     8.5 MEDIATION PROCEDURE. Mediation under this Agreement shall occur under the then current Center for Public Resources ("CPR") Model Procedure for Mediation of Business Disputes (Model Procedure). The mediator will be selected from the CPR Panels of Neutrals under the Model Procedure, unless the parties have first selected a different mediator.

     8.6 INTERIM OPERATION. During any period of Deadlock, Default, Dispute, existence of an Insolvent Party, Consultation Period, Mediation Period, Buy-Out and any period thereafter until a sale is concluded under Section 8.3, the parties shall continue to operate the Pricemex Group Companies in accordance with all matters that have been agreed upon including this Agreement, the Management Agreements and the Business Plan, and otherwise in the best interests of the shareholders.

     8.7   OTHER REMEDIES UPON DEFAULT OR SALE.  The provisions of this
           Section 8 are not intended to be penal clauses, and the rights therein shall be in addition to and not in substitution for any other remedies that may be available to a non-defaulting party. No sale under Section 8.4 shall relieve any party from any obligations accrued to the date of such sale or relieve a defaulting party from liability and damages to any other party for breach of this Agreement.

     8.8 CHANGE IN CONTROL. If there is a Change in Control Event with respect either to PriceCostco or to COMERCIAL, the other party may within thirty days of receiving notice of the Change in Control Event elect by written notice to invoke immediately the Buy-Out provisions of Section 8.3 hereof ("Buy-Out Notice") and Section 8.3 shall then apply; PROVIDED THAT

           8.8.1 The election must be made within five (5) years of the Effective Date of this Agreement, and

           8.8.2 The party making the election may not be in Default under this Agreement and the Deadlock, Default and Buy-Out procedures of Sections 8.1, 8.2 or 8.3 shall not otherwise have commenced, and

           8.8.3 If the election is properly made by COMERCIAL, COMERCIAL will have the first right to purchase under Section 8.3.2 hereof and, if COMERCIAL fails to elect to purchase under Section 8.3.2, then PRIMEX will have a right to elect to purchase under Section 8.3.3.

     8.9 STANDBY LICENSE AGREEMENT. If COMMERCIAL completes a Buy-Out (i) under Section 8.3.3 after PRIMEX fails to elect to purchase under
           Section 8.3.2 or (ii) under Section 8.8, the parties shall cause a Standby License Agreement substantially in the form of Exhibit 8.9 hereof to be executed.

     8.10 PUBLIC OFFERING LIMITATION. If pursuant to the mutual agreement of the parties Shares of the Holding Company have been offered and sold to the public, the parties intend that this Agreement will be appropriately amended and that the Buy-Out provisions hereof will be similarly amended.

9.   TERM, TERMINATION & DISSOLUTION.

     9.1 TERM. The term of this Agreement shall be from the Effective Date until terminated under Section 9.2.

     9.2 TERMINATION OF AGREEMENT. This Agreement shall be terminated on the date:

           9.2.1 PRICE, PRIMEX and COMERCIAL agree in writing to terminate the Agreement;

           9.2.2 A sale is completed by either party of all its Shares in the Joint Venture Companies by written agreement or under the "Buy-Out" provisions of Section 8.3 above;

           9.2.3 120 Days after the charter of the Holding Company expires, or is revoked, provided it is not reinstated (or a new charter is not issued) within these 120 Days.

     9.3 SURVIVAL OF PROVISIONS. Sections 7, 8.5, 8.7, 10, 9.4, 9.5, 12, any other provision hereof which specifically so provides, and any provision hereof where the context so requires, shall survive any termination of this Agreement. Termination shall not affect any liability or obligation accrued before the date of termination.

     9.4 POST-TERMINATION COMPETITION. After the date of a termination, PRICE and its Affiliates and COMERCIAL and its Affiliates may compete with one another in the United States of America and the United Mexican States subject to the provisions of this Agreement including the provisions of Section 10 hereof relating to confidentiality and return of materials embodying Confidential Information (as defined in Section 10.3); provided, however, that in the event of termination of this Agreement upon a Buy-Out of a party's Shares following a Default or other breach hereof, the defaulting or breaching party shall remain bound by the provisions of Section 7.1 or 7.2 hereof (as applicable) for a period of five years following the date of termination.

     9.5 DISSOLUTION. Dissolution of the Holding Company shall occur only in accordance with the applicable provisions of law and the charter of the Holding Company.

10.  CONFIDENTIALITY.

     10.1 DUTY OF CONFIDENTIALITY. Each of PRICE, PRIMEX and COMERCIAL acknowledges that it will be made aware of and have access to Confidential Information (as defined in Section 10.3). No party hereto shall disclose, during the term of this Agreement or thereafter, any Confidential Information to any person other than an Affiliate, agent or employee of PRICE, PRIMEX or COMERCIAL, and then only in furtherance of the interests of the Pricemex Group Companies, unless prior written consent to such disclosure has been obtained from each other party.

     10.2 CONFIDENTIAL INFORMATION. For purpose of this Section 10, Confidential Information shall mean all confidential or proprietary information owned, possessed or used by PRICE, PRIMEX or COMERCIAL or their Affiliates, including, but not limited to, trade secrets and know-how and other such information or data which is declared to be confidential or proprietary by any party to this Agreement prior to its disclosure. Confidential Information for purposes of this
           Section 10 shall not include information which: (1) was in the public domain at the time it was disclosed, (2) was already validly in a recipient's possession at the time it was disclosed, and the evidence of such possession is reasonably satisfactory to the party seeking to restrict disclosure, (3) was independently developed by the recipient, (4) or becomes known to the recipient from a source other than a disclosing party without the disclosing party breaching its obligations hereunder.

     10.3 MEASURES BY AFFILIATES. The parties shall cause their Affiliates, the Pricemex Group Companies, and the employees and agents of each of the foregoing, not to disclose, and to exercise the same degree of care to protect, the Confidential Information of PRICE, PRIMEX and COMERCIAL that it would use to preserve and safeguard its own confidential information. Such care shall include, but not be limited to, requiring any such entities, or their agents and employees, to execute a reasonable confidentiality agreement in a form submitted by one party to any other party.

     10.4 RETURN OF CONFIDENTIAL INFORMATION. Upon the termination of this Agreement, each of PRICE, PRIMEX and COMERCIAL shall return to the others of them, and shall cause the Pricemex Group Companies to so return, all materials embodying Confidential Information which such party has received from any of the others since April 1, 1991.

11.  FOREIGN CORRUPT PRACTICES ACT AND OTHER LAWS.

     11.1 FCPA COMPLIANCE. The parties hereto acknowledge their familiarity with the United States Foreign Corrupt Practices Act ("FCPA") and will comply fully with the FCPA.

     11.2 LEGAL COMPLIANCE. The parties shall cause all of the Pricemex Group Companies to comply with all applicable laws and regulations in Mexico, to comply with the FCPA, and to assist PRICE and PRIMEX in complying with any applicable law of Mexico or the United States.

12.  MISCELLANEOUS.

     12.1 ASSIGNMENT. No party to this Agreement may assign, transfer or otherwise convey any or all of its rights or obligations hereunder without the prior written consent of the others, except to an Affiliate to whom the Shares have been conveyed as permitted by
           Section 2.9 above. No such assignment to an Affiliate shall relieve the assigning party of any of its obligations hereunder.

     12.2 ENTIRE AGREEMENT. This Agreement (including all exhibits hereto), together with the Management Agreements, sets forth the entire agreement among the parties with respect to the subject matter hereof and supersedes the Original Joint Venture Agreement, which is hereby terminated, and supersedes all prior discussions, understandings and agreements relating to the subject matter hereof.

     12.3 SEVERABILITY. If any one or more of the provisions contained in this Agreement or in any document executed in connection herewith shall be held invalid, illegal or unenforceable in any respect under applicable law, the validity, legality, and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired; provided, however, that in such case the parties shall use their best efforts to achieve the purpose of the affected provision in a manner which is not invalid, illegal or unenforceable.

     12.4 GOVERNING LAW. This Agreement and all actions and arbitrations contemplated hereby shall be governed by and construed and enforced in accordance with the internal laws of the State of Texas, United States of America, excluding the principles of conflict of laws thereof.

     12.5 GOVERNING TEXT AND LANGUAGE. The parties shall execute three English language originals of this Agreement, one to be held by each party. The parties understand and agree that this document has been prepared in the English language and that the English language is the official language of this Agreement. The parties shall also promptly cause an official, certified Spanish language text to be prepared, but should any discrepancy of interpretation occur between the English original and the Spanish text, the English original shall be controlling.

     12.6 NO WAIVER OF RIGHTS. Except as otherwise provided herein, no failure or delay on the part of either party in the exercise of any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude other or further exercise thereof or of any other right or power.

     12.7  FORCE MAJEURE.

           12.7.1 Failure on the part of a party to perform any of its obligations hereunder will not be deemed to be a breach of the Agreement to the extent that such failure arises from force majeure. If through force majeure the fulfillment by either party of any obligation set forth in this Agreement will be delayed, the period of such delay will not be counted in computing periods prescribed by this Agreement.

           12.7.2 Any party failing to perform its obligations under this Agreement because of force majeure shall give notice in writing of such force majeure as soon as possible after the occurrence to the other party.

           12.7.3 Force majeure will mean any war, civil commotion, strike, lockout, accident, epidemic, or other event that is fully beyond the control of the parties, and that directly prevents a party from performing an obligation hereunder.

           12.7.4 Any party hereto who fails because of force majeure to perform an obligation hereunder will upon the cessation of the force majeure take all reasonable steps within its power to resume with the least possible delay compliance with that obligation.

     12.8  DISPUTE RESOLUTION.

           12.8.1 The parties shall attempt to settle any Dispute between them by consultation and non-binding mediation, during a Consultation Period and Mediation Period, as provided by Sections 8.1.2, 8.1.3, 8.2.2, 8.2.3 and 8.5 above. If no
                   Notice of Deadlock or Notice of Default has been given, a party shall first give a written notice specifying the Dispute and the Consultation Period will begin with that notice.

           12.8.2 If the Dispute is not resolved by written agreement within the Consultation Period and the Mediation Period, it shall be resolved by binding arbitration under the Commercial Arbitration Rules of the American Arbitration Association ("AAA"), in English at San Diego, California, before one neutral arbitrator who may be a national of any party and who shall be a lawyer with at least 15 years experience in commercial law and a member of the AAA's Large Complex Case Panel. All documents and information relevant to the claim or dispute in the possession of any party shall be made available to the other party not later than sixty (60) Days after the demand for arbitration is served, and the arbitrator may permit such depositions or other discovery deemed necessary for a fair hearing. The hearing may not exceed two Days. The award shall be rendered within 120 Days of the demand. The arbitrator may award interim and final injunctive relief and other remedies, but may not award punitive damages. No time limit herein is jurisdictional. Any award of the arbitrator (including awards of interim or final remedies) shall be final and not subject to appeal or review, and may be confirmed or enforced in any court having jurisdiction and under the New York Convention on the Recognition and Enforcement of Foreign Arbitral Awards.

           12.8.3 Notwithstanding Sections 12.8.1 and 12.8.2 above, the parties may bring court proceedings or claims against each other only
                   (i) as part of separate litigation commenced by an unrelated third party, or (ii) if not first sought from the arbitrator, solely to obtain preliminary injunctive relief or other interim remedies pending conclusion of the arbitration.

           12.8.4 The prevailing party in any arbitration or legal action involving any Dispute shall be awarded its reasonable attorney's fees against the non-prevailing party.

     12.9 NOTICES. All notices and other communications hereunder shall be in writing in the English language and may be personally delivered or sent by telefax and then confirmed by certified or registered first class air mail. Any such notice or other communication shall be deemed effectively given (a) on the date of delivery if personally delivered; or (b) on the first business day after being sent by telefax. All such notices and communications shall be delivered or sent to the addresses below or such other address(es) as a party may specify in a written notice:

                   If to PRICE or PRIMEX:

                         PRICE/COSTCO, INC.
                         10809 - 120th Avenue N.E.
                         Kirkland, Washington  98033-9777
                         U.S.A.
                         Telefax Number:  (206) 803-8103
                         Attention:     James D. Sinegal
                                        Chief Executive Officer

                   with a copy to:

                         PRICE/COSTCO, INC.
                         10809 - 120th Avenue N.E.
                         Kirkland, Washington  98033-9777
                         U.S.A.

                         Telefax Number:  (206) 803-8114
                         Attention:  Donald E. Burdick

                   If to COMERCIAL:

                         Controladora Comercial Mexicana, S.A. de C.V. 27 Fernando de Alba Ixtlixochitl
                         Colonia Obrera
                         Mexico, D.F.
                         C.P. 06800
                         Telefax Number:  (52-5) 588-5024
                         Attention:     Carlos Gonzalez Zabalegui
                                        Chief Executive Officer

                   with copies to:

                         Lic. Jose Luis Rico Maciel
                         Legal Director Controladora Comercial
                           Mexicana, S.A. de C.V.
                         27 Fernando de Alba Ixtlixochitl
                         Colonia Obrera
                         Mexico, D.F.
                         C.P. 06800
                         Telefax Number:  (52-5) 588-5024
                              and
                         Santamarina y Steta, S.C.
                         Campos Eliseos 345
                         Mexico, D.F. 11560
                         Telefax Number: (525) 281-3955, 280-6226
                         Attention:  Lic. Alberto Saavedra O.

     12.10 EXHIBITS. The Exhibits hereto are an integral part of this Agreement and all references herein to this Agreement shall encompass such Exhibits.

     12.11 COUNTERPARTS. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     12.12 HEADINGS. The headings of the sections and paragraphs of this Agreement have been inserted for convenience of reference only and do not constitute a part of this Agreement.

     12.13 AMENDMENT AND MODIFICATION. This Agreement may be amended or modified only by a writing executed by all parties.

     12.14 TRADE AND TAX LAW CHANGES. PRICE, PRIMEX and COMERCIAL acknowledge that the governments of their respective countries from time to time consider changes in their respective trade and tax laws. It is the intention of the parties that, in the event of any such changes which are major and which are to become effective during the term hereof, they will consult with each other and consider whether it would be mutually beneficial to make any revisions hereto.

     12.15 FURTHER INSTRUMENTS AND ACTS. The parties hereto will execute and deliver such further instruments and do such further acts as may be necessary or proper to carry out more effectively the purposes of this Agreement.

13.  CONDITION TO VALIDITY.

     13.1 This Agreement is conditioned on, and will enter to effect, only if the Closing of the Price Enterprises Transaction occurs on or before March 31, 1995 or such later date that the parties hereto agree upon in writing (the "Nullity Date").

     13.2 If the Closing of the Price Enterprises Transaction has not occurred on or before the Nullity Date, this Agreement will be null and void. If, however, that Closing occurs on or before the Nullity Date, this Agreement enter into effect simultaneously with the conclusion of that Closing.


     INTENDING TO BE LEGALLY BOUND subject to Section 13 above, the parties have caused this Agreement to be executed by their duly authorized officers as of the _____ day of _________________, 1995.


CONTROLADORA COMERCIAL MEXICANA,        THE PRICE COMPANY
S.A. DE C.V.


By                                      By
   -----------------------------           ----------------------------
     Carlos Gonzalez Zabalegui               James D. Sinegal
     Chief Executive Officer                 Chief Executive Officer


By                                      PRICE VENTURE MEXICO
   -----------------------------
   Its Director of Foreign Trade

                                        By
                                           ----------------------------
                                             Robert E. Price
                                             Chief Executive Officer

LIST OF EXHIBITS:



     Exhibit A:    Definitions & Glossary of Terms
     Exhibit 1.3:  Amended Charters (Articles and Bylaws)
     Exhibit 2.2:  Share Ownership of Joint Venture Companies
     Exhibit 3.3:  Management Agreements
     Exhibit 3.9:  Statement and Reconciliation of Accounts
     Exhibit 3.10: Purchase Commitments
     Exhibit 3.11: Initial Plan
     Exhibit 4.5:  Powers of Attorney for Management Personnel
     Exhibit 4.7:  Corporate Resolutions
     Exhibit 4.12: Restated Service Mark License Agreement
     Exhibit 4.14: Merchandise Sourcing Agreement
     Exhibit 4.15: Real Estate Subdivision Agreement
     Exhibit 4.16: Other Agreements
     Exhibit 6.5:  Information About the Pricemex Group Companies
     Exhibit 8.9:  Standby License Agreement

                                   EXHIBIT "A"

                         DEFINITIONS & GLOSSARY OF TERMS


     "Affiliate" of a party means (1) a parent corporation of a party; (2) a subsidiary corporation of a party, or a partnership, joint venture, business trust or other association or entity in which a party directly or indirectly owns or controls at least twenty-five percent of the voting stock, partnership interests, or other equity interests, or which a party controls by way of contract, covenant or otherwise; (3) an entity which is under the common control of a parent of a party; (4) any officer, director, shareholder, partner or other controlling person of any of the foregoing entities; and (5) any family member of the family of any of the foregoing persons. Notwithstanding the foregoing, the Pricemex Group Companies shall not be deemed to be affiliates of PRICE, PRIMEX or COMERCIAL.

     "Appraised Value" has the meaning set forth in Section 8.4.7 hereof.

     "Associated Agreements" means those other agreements referred to in, or contemplated by, this Agreement.

     "Board of Directors" has the meaning set forth in Section 4.1.2 hereof.

     "Business Plan" means the operating and capital expansion plan beginning January 1, 1995 and continuing five years thereafter (including any budget for estimated capital and pre-opening expenditures, revenue and expense projections for Warehouse operations and membership, cash flow estimates, financing plans, and marketing strategies) and shall consist of (i) the initial plan, additional capital contributions and other matters mentioned in Section 3.11, and (ii) any modifications or revisions adopted under Sections 3.11.2 or 4.3.1 hereof.

     "Buy-Out" means the process and procedure described in Section 8.3 hereof, under which PRIMEX or COMERCIAL may purchase all Shares of the other party in the Joint Venture Companies.

     "Buy-Out Notice" has the meaning set forth in Sections 8.1.3 and 8.2.4 hereof.

     "Change in Control Event" means that the ownership of more than fifty percent (50%) of the voting shares of COMERCIAL or of PriceCostco has been acquired by a third party or a third party has acquired the power to appoint a majority of such Company's board of directors, or an agreement has been concluded by COMERCIAL or by PriceCostco to do any of the foregoing.

     "Club Business" means any merchandising activity utilizing 4,000 square meters or more in a single location, operated with membership and selling food and non-food items through a central check-out.

     "Closing" means the closing of the Price Enterprises Transaction.

     "COMERCIAL" means Controladora Comercial Mexicana, S.A. de C.V., a corporation organized under the laws of the United Mexican States.

     "Confidential Information" has the meaning set forth in Section 10.3 hereof.

     "Consultation Period" has the meaning set forth in Sections 8.1.2, 8.2.2 and 12.8.1 hereof.

     "Days" means calendar days.

     "Deadlock" has the meaning set forth in Section 8.1.1 hereof.

     "Deadlock Notice" has the meaning set forth in Section 8.1.1 hereof.

     "Default" means any breach or failure to perform an obligation under this Agreement, except a failure to make additional capital contributions or a failure to provide or maintain a guaranty under Sections 2.5 through 2.8 or a transfer of shares or other Act in violation of Section 2.9 hereof (which are considered major defaults and create a right immediately to invoke the Buy-Out provisions of Section 8.3).

     "Default Notice" has the meaning set forth in Section 8.2.1 hereof.

     "Defaulting Party" has the meaning set forth in Section 8.2.1 hereof.

     "Dispute" means (1) any differences in the interpretation of this Agreement, (2) any controversy or claim arising out of or relating to this Agreement (including Section 12.8 hereof) or the validity, breach or termination of this Agreement, or (3) any controversy or claim arising out of or relating to one or more of the Pricemex Group Companies, including without limitation any Deadlock, Default, failure to make additional capital contributions or a failure to provide or maintain a guaranty under Sections 2.5 through 2.8 hereof, or a transfer of shares or other act in violation of Section 2.9 hereof.

     "Effective Date" means the date of the Closing of the Price Enterprises Transaction, provided that such Closing occurs on or before March 31, 1995 or such later date that the parties hereto agree upon in writing.

     "Executive Committee(s)" has the meaning set forth in Section 4.4 hereof.

     "Fair Market Value" means the value of the Shares of the Joint Venture Companies as determined under Section 8.4 and (if applicable) under Section 8.3.4.

     "General Director" means the General Director of Price Club de Mexico under the Management Agreements.

     "Holding Company" means Controladora Price Club S.A. de C.V.

     "Importadora" means Importadora Primex, S.A. de C.V.

     "Indebtedness means any amount owed including without limitation notes payable, merchandise payables, liabilities for merchandise in transit, and any other amount owed of any nature.

     "Insolvency Notice" has the meaning set forth in Section 8.2.6 hereof.

     "Joint Venture Companies" means The Holding Company and, until the Reorganization occurs, also Price Club de Mexico and Importadora.

     "Liabilities" shall have the same meaning as in Section 7.1 of the Restated Service Mark Agreement."

     "Management Agreements" means the Management Agreements described in Recital "F" and Section 3.3 hereof.

     "Mediation Period" has the meaning set forth in Sections 8.1.3, 8.2.3 and
12.8.1 hereof.

     "Obligation" has the meaning set forth in Section 4.3.6 hereof.

     "Original Joint Venture Agreement" means the Agreement between The Price Company, Price Venture Mexico and Controladora Comercial Mexicana, S.A. de C.V. to Form a Corporate Joint venture, dated June 21, 1991, and all amendments thereto including without limitation an Amendment to Corporate Joint Venture Agreement dated June 21, 1991, executed as of July 15, 1991 and an Amendment to a certain Corporate Joint Venture Agreement dated June 21, 1991 etc. executed in San Diego, California on January 29, 1992 and in Mexico City on January 28, 1992.

     "Original Service Mark Agreement" has the meaning set forth in Recital "D" hereof.

     "PRICE" means The Price Company, a corporation organized under the laws of the State of California.

     "Price Club de Mexico" means Price Club de Mexico S.A. de C.V.

     "PriceCostco" means Price/Costco, Inc., a Delaware corporation, and parent company of PRICE.

     "Price Enterprises Transaction" means the transaction in which PRICE will acquire the interest of Price Enterprises, Inc. in the immediate parent of PRIMEX.

     "PRIMEX" means Price Venture Mexico, a corporation organized under the laws of the State of California.

     "Pricemex Group" means Price Club de Mexico, Importadora, and The Holding Company and subsidiaries of the foregoing.

     "Pricemex Group Companies" means all companies in the Pricemex Group.

     "Proposed Value" has the meaning set forth in Section 8.4.1 hereof.

     "Reorganization" means the reorganization described in Recital "G" and
Section 1.2.1 hereof.

     "Shares" means the shares of capital stock of the Holding Company and (pending the Reorganization) also of Price Club de Mexico and Importadora, as set forth in Section 2.1.2 hereof.

     "Specified Companies" means Wal-Mart Stores, Inc., Cifra, Gigante, Kmart Corporation, Home Depot, Inc., Office Depot, Inc., and their respective subsidiaries.

     "Specified Borrowing Rate" means the borrowing rate (1) under COMERCIAL's then current commercial paper program, or (2) if there is no such program, under COMERCIAL's then current Eurobond borrowing, or (3) if there is neither, equal to the prime rate published in the WALL STREET JOURNAL on the first business day after the loan in question is made.

     "Warehouse Business" means any wholesale or retail merchandising activity, selling food items, non-food items or both through a central check out, and operated out of facilities with warehouse-style fixtures and furnishings or with products displayed in their shipping cartons or pallets, with or without membership.

     "Warehouses" means locations at which Club Business is operated.